UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 18, 2014

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective August 18, 2014, the Board of Directors of the Company appointed Jeff Liter to serve as a member of the Board of Directors effective immediately. No determination has been made concerning his participation in any standing committees of the board.

About Mr. Jeff Liter

Jeff Liter, age 57, presently serves as the Chief Operating Officer of Progenitor Cell Therapy (PCT), a division of NeoStem, a stem cell firm traded on the New York Stock Exchange.

Prior to his position at PCT, Jeff served as managing director of On Point Consulting, a post- acquisition consulting service specialized in the life sciences industry.    From January 2010 to September 2011, he was Director of Strategy, Business Development and Licensing for Beckman Coulter where he was responsible for business development of the immunoassay and molecular diagnostics group. From December 2008 to January 2010 he was managing director of On Point Consulting.  From October 2006 to November 2008, he was Vice President of Corporate Business Development for ADC Telecommunications, a global leader in telecommunications.  He led M&A, minority investments, strategic partnerships, divestitures and business unit strategy development while at ADC.  From 1999 to 2006 he held other positions with ADC Telecommunications including Director of Corporate Development. He received a BS from Illinois State University in 1978 and a MBA degree from the University of Minnesota – Carlson School of Management in 1986.

In consideration of his services as a director, Mr. Liter was granted a restricted stock award consisting of 53,476 shares of Common Stock.  The award was valued at $10,000, or the 20 day volume weighted average price of the Common Stock on the over-the-counter market.  The shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 3.02      UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Vitro Diagnostics, Inc., a Nevada corporation (the "Company"), completed on August 18, 2014:

a.

On August 18, 2014, the Company awarded an aggregate of 53,476 shares of common stock, $.001 par value (the “Common Stock” or “Shares”) valued at $0.187 per share in consideration of services by one of the Company’s directors.

b.

The shares were issued to one person who qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.  The shares issued were “restricted securities” under the Securities Act.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares.

d.

The grant of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investor qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  The Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the investor obtained all information regarding the Company that he requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.

Not applicable.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 20, 2014, the Company issued a press release announcing the nomination and appointment of Jeff Liter as a new member of the Board of Directors.   A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

99.1	Press Release dated August 20, 2014.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: August 22, 2014	____/s/ James R. Musick_____ James R. Musick, President and Chief Executive Officer

3